                                                                    EXHIBIT 4.5













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--------------------------------------------------------------------------------






                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                     Between


                             CAYENNE SOFTWARE, INC.

                                       and


                   SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.

                         ------------------------------




                           Dated as of January 2, 1997


                         ------------------------------





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                                      E-17

                                         TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----

ARTICLE I                  CERTAIN DEFINITIONS..................................................1
         Section 1.1.               Certain Definitions.........................................1

ARTICLE II                 PURCHASE OF SHARES...................................................3
         Section 2.1.               Purchase of Shares; Closing.................................3

ARTICLE III                REPRESENTATIONS AND WARRANTIES.......................................4
         Section 3.1.               Representations and Warranties of the Company...............4
         Section 3.2.               Representations and Warranties of the
                                    Purchaser...................................................9

ARTICLE IV                 OTHER AGREEMENTS OF THE PARTIES.................................... 11
         Section 4.1.               Transfer Restrictions..................................... 11
         Section 4.2.               Stop Transfer Instruction................................. 12
         Section 4.3.               Furnishing of Information................................. 12
         Section 4.4.               Notice of Certain Events.................................. 13
         Section 4.5.               Copies and Use of Disclosure Materials.................... 13
         Section 4.6.               Modification to Disclosure Materials...................... 13
         Section 4.7.               Blue Sky Laws............................................. 14
         Section 4.8.               Integration............................................... 14
         Section 4.9.               Furnishing of Rule 144A Materials......................... 14
         Section 4.10.              Solicitation Materials.................................... 14
         Section 4.11.              Subsequent Financial Statements........................... 14
         Section 4.12.              Right of First Refusal; Certain
                                    Corporate Actions......................................... 15
         Section 4.13.              Purchaser Ownership of Common Stock....................... 16
         Section 4.14.              Availability of Common Stock.............................. 16
         Section 4.15.              Listing of Underlying Shares and Warrant
                                    Shares.................................................... 16
         Section 4.16.              Purchaser's Rights if Trading in Common
                                    Stock is Suspended or Delisted............................ 17
         Section 4.17.              No Violation of Applicable Law............................ 17
         Section 4.18.              Redemption Restrictions................................... 17
         Section 4.19.              Notice of Breaches........................................ 18
         Section 4.20.              Conversion Procedures..................................... 18
         Section 4.21.              The Warrants.............................................. 18

ARTICLE V                  CONDITIONS PRECEDENT TO CLOSING.................................... 19
         Section 5.1.               Conditions Precedent to Obligations of
                                    the Purchaser............................................. 19
         Section 5.2.               Conditions Precedent to Obligations of
                                    the Company............................................... 21

ARTICLE VI                 TERMINATION........................................................ 22
         Section 6.1.               Termination by Mutual Consent............................. 22
         Section 6.2.               Termination by the Company or the
                                    Purchaser................................................. 22
         Section 6.3.               Termination by the Company................................ 22
         Section 6.4.               Termination by the Purchaser.............................. 23

ARTICLE VII                MISCELLANEOUS...................................................... 23
         Section 7.1.               Fees and Expenses......................................... 23
         Section 7.2.               Entire Agreement; Amendments.............................. 24
         Section 7.3.               Notices................................................... 24
         Section 7.4.               Amendments; Waivers....................................... 25
         Section 7.5.               Headings.................................................. 26
         Section 7.6.               Successors and Assigns.................................... 26
         Section 7.7.               No Third Party Beneficiaries.............................. 26
         Section 7.8.               Governing Law; Arbitration................................ 26
         Section 7.9.               Survival.................................................. 27
         Section 7.10.              Counterpart Signatures.................................... 27
         Section 7.11.              Publicity................................................. 27
         Section 7.12.              Severability.............................................. 27
         Section 7.13.              Remedies.................................................. 27


Exhibit A                  Form of Statement of Rights and Preferences
Exhibit B                  Form of Registration Rights Agreement
Exhibit C                  Form of Opinion of Foley, Hoag & Eliot, counsel
                           for the Company
Exhibit D                  Conversion Procedures
Exhibit E(1)               Form of Southbrook Warrants
Exhibit E(2)               Form of Brown Simpson Warrants


Schedule 3.1(a)                     Subsidiaries
Schedule 3.1(c)                     Capitalization
Schedule 3.1(f)                     Required Consents and Approvals

                  CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of January 2, 1997 (this "AGREEMENT"), by and among Cayenne Software, Inc., a Massachusetts corporation (the "COMPANY"), and Southbrook International Investments, Ltd., a corporation organized and existing under the laws of the British Virgin Islands (the "PURCHASER").

                  WHEREAS, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share (the "PREFERRED STOCK").

                  IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

                  Section 1.1. CERTAIN DEFINITIONS. As used in this Agreement and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "BROWN SIMPSON WARRANTS" shall have the meaning set forth in
Section 4.21.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

                  "CLOSING" shall have the meaning set forth in Section 2.1(b).

                  "CLOSING DATE" shall have the meaning set forth in Section 2.1(b).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Company's common stock, par value $0.01 per share.

                  "DISCLOSURE MATERIALS" means, collectively, the SEC Documents, the disclosure package delivered to the Purchaser in connection with the offering by the Company of the Shares and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, right of first refusal, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.

                  "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in
Section 3.1(a).

                  "ORIGINAL ISSUE DATE" shall mean the first issuance of any Shares, regardless of the number of transfers of any particular Share and regardless of the number of certificates which may be issued to evidence any particular Share.

                  "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PREFERRED STOCK" shall have the meaning set forth in the recitals hereto.

                  "PURCHASE PRICE" shall have the meaning set forth in Section 2.1(a).

                  "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, dated as of the date hereof, by and between the Company and the Purchaser, substantially in the form of EXHIBIT B, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

                  "REQUIRED APPROVALS" shall have the meaning set forth in
Section 3.1(f).

                  "SEC DOCUMENTS" shall have the meaning set forth in Section 3.1(l).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SHARES" means the shares of Preferred Stock purchased by the Purchaser pursuant to this Agreement.

                  "SOUTHBROOK WARRANTS" shall have the meaning set forth in
Section 4.21.

                  "STATED VALUE" shall have the meaning set forth in Section 2.1(a).

                  "STATEMENT OF RIGHTS AND PREFERENCES" shall have the meaning set forth in Section 2.1(a).

                  "SUBSEQUENT FINANCING NOTICE" shall have the meaning set forth in Section 4.11(a).

                  "SUBSEQUENT SALE" shall have the meaning set forth in Section 4.11(a).

                  "SUBSIDIARIES" shall have the meaning set forth in Section 3.1(a).

                  "TRADING DAY" shall have the meaning set forth in the Statement of Rights and Preferences.

                  "UNDERLYING SHARES" means the shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Statement of Rights and Preferences.

                  "UNDERLYING SHARES REGISTRATION STATEMENT" shall have the meaning set forth in Section 3.1(f).

                  "WARRANTS" means, collectively, the Southbrook Warrants and the Brown Simpson Warrants.


                                   ARTICLE II.

                               PURCHASE OF SHARES
                               ------------------

                  Section 2.1.  Purchase of Shares; Closing.
                                ---------------------------

                  (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date 150,000 Shares, which shall have the respective rights, preferences and privileges set forth in EXHIBIT A (the "STATEMENT OF RIGHTS AND PREFERENCES"), at a price per Share of $20 (the "STATED VALUE"). The "PURCHASE PRICE" for the Shares shall equal $3,000,000.

                  (b) The closing of the purchase and sale of the Shares (the "CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("RSPAB"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof, or at such other time and/or place as the Purchaser and the Company may agree, but not until the last of the conditions listed in ARTICLE V is satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

                  (c) At the Closing, (i) the Company shall deliver (1) to the Purchaser (A) one or more stock certificates representing the Shares purchased hereunder, registered in the name of the Purchaser (B) the Southbrook Warrants and (C) all documents, instruments and writings required to have been delivered at or prior to Closing by the Company pursuant to this Agreement and (2) to Brown Simpson, LLC ("BROWN SIMPSON"), the Brown Simpson Warrants, and (ii) the Purchaser shall deliver to the Company (A) the Purchase Price, less the fees and disbursements of the Purchaser's counsel contemplated in Section 7.1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing, and (B) all documents, instruments and writings required to have been delivered at or prior to Closing by the Purchaser pursuant to this Agreement.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  Section 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

                  (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in the SEC Documents or in SCHEDULE 3.1(a) (collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualifica tion necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby, by the Warrants (as defined below), by the Statement of Rights and Preferences and by the Registration Rights Agreement, Statement of Rights and Preferences and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Registration Rights Agreement and the Warrants are collectively referred to as the "TRANSACTION DOCUMENTS". The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of organization, bylaws or other charter documents.

                  (c) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in
SCHEDULE 3.1(c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in SCHEDULE 3.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

                  (d) ISSUANCE OF SHARES, WARRANTS, WARRANT SHARES AND UNDERLYING SHARES. The Shares and the Warrants are duly authorized and, when paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of any Liens. The Company has and at all times while the Shares and any Warrants are outstanding will maintain an adequate reserve of shares of Common Stock to enable it to perform its conversion and other obligations under this Agreement, the Warrants and the Statement of Rights and Preferences, which reserve shall be no less than the sum of (i) twice the number of shares of Common Stock issuable hereunder and pursuant to the terms of the Statement of Rights and Preferences, assuming a conversion in full of all of the Shares on the Original Issue Date and (ii) the number of shares of Common Stock issuable upon the exercise in full of the Warrants (the "WARRANT SHARES"). When issued in accordance with the terms hereof and the Statement of Rights and Preferences, the Underlying Shares and the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

                  (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its articles of organization or bylaws (each as amended through the date hereof) or
(ii) subject to obtaining the consents specified in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or govern mental authority to which the Company is subject (including Federal and State securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, the violation of which would have a Material Adverse Effect.

                  (f) CONSENTS AND APPROVALS. Except as specifically set forth in SCHEDULE 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other govern mental authority or other Person in connection with the execu tion, delivery and performance by the Company of the Transaction Documents, except for (i) the filing of the Statement of Rights and Preferences with respect to the Shares with the Secretary of State of The Commonwealth of Massachusetts, which filing shall be effected prior to the Closing Date, (ii) the filing of the registration statement covering the Underlying Shares and the Warrant Shares (the "UNDERLYING SHARES REGISTRATION STATEMENT") with the Commission and the making of the applicable blue-sky filings under state securities laws, each as contemplated by the Registration Rights Agreement and (iii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not, individually or in the aggregate,
(x) adversely affect the legality, validity or enforceability of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 3.1(f), the "REQUIRED APPROVALS").

                  (g) LITIGATION; PROCEEDINGS. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of the Transaction Documents or the Shares (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, adversely impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

                  (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any gover nmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under the Transaction Documents.

                  (i) CERTAIN FEES. No fees or commission will be payable by the Company to any broker, finder, investment banker or bank with respect to the consummation of the transactions contemplated hereby.

                  (j) DISCLOSURE MATERIALS. The Disclosure Materials do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (k) PRIVATE OFFERING. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares, the Underlying Shares or the Warrant Shares under the Securities Act) which might subject the offering, issuance or sale of the Shares, the Underlying Shares or the Warrant Shares to the registration requirements of Section 5 of the Securities Act.

                  (l) SEC DOCUMENTS. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q, there has been no event, occurrence or development that has had a Material Adverse Effect which is not specifically disclosed in any of the Disclosure Materials.

                  (m) SENIORITY. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation, dissolution or otherwise.

                  (n) EXCLUSIVITY. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchaser.

                  (o) FORM S-3 ELIGIBILITY. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

                  (p) INVESTMENT COMPANY. The Company is not and is not an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 3.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

                  (a) ORGANIZATION; AUTHORITY. The Purchaser is a corporation duly and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Shares and the Warrants by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of the Transaction Documents has been duly executed and delivered by the Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) INVESTMENT INTENT. The Purchaser is acquiring the Shares, the Warrants, the Warrant Shares and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrants, Warrant Shares or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of the Transaction Documents, at all times to sell or otherwise dispose of all or any part of such Shares, Warrants, Warrant Shares or Underlying Shares under an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

                  (c) PURCHASER STATUS. The Purchaser was not formed for the purpose of acquiring the Shares and the Warrants. At the time the Purchaser was offered the Shares and the Warrants, it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) EXPERIENCE OF PURCHASER. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, the Warrants, the Underlying Shares and the Warrant Shares, and has so evaluated the merits and risks of such investment.

                  (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. The Purchaser is able to bear the economic risk of an investment in the Shares, the Warrants, the Underlying Shares and the Warrant Shares and is able to afford a complete loss of such investment.

                  (f) PROHIBITED TRANSACTIONS. The Shares and the Warrants are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                  (g) ACCESS TO INFORMATION. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Warrants and the merits and risks of investing in the Shares and the Warrants; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Company; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense and that is necessary to make an informed investment decision with respect to the Shares and the Warrants and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                  (h) RELIANCE. The Purchaser understands and acknowledges that
(i) the Shares and the Warrants are being offered and sold, and the Underlying Shares and the Warrant

Shares are being offered to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that the Purchaser makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.


                                   ARTICLE IV.

                         OTHER AGREEMENTS OF THE PARTIES
                         -------------------------------

                  Section 4.1. TRANSFER RESTRICTIONS. If the Purchaser should decide to dispose of any of the Shares or any portion of the Warrants to be purchased by it hereunder (and upon conversion or exercise thereof, any Underlying Shares or Warrant Shares), the Purchaser understands and agrees that it may do so only (i) pursuant to an effective the registration statement under the Securities Act, (ii) pursuant to an available exemption from the registration requirements of the Securities Act, (iii) to the Company or (iv) pursuant to an available exemption from registration under the Securities Act. In connection with any transfer of any Shares, Warrants, Underlying Shares or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require that the transferor provide to the Company an opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Shares, Warrants, Underlying Shares or Warrant Shares under the Securities Act or any state securities laws.

                  The Purchaser agrees to the imprinting, so long as is required by applicable law, of the following legend on certificates representing the Shares, Warrants, Underlying Shares or Warrant Shares:

                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION

OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO CAYENNE SOFTWARE, INC. OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  The legend set forth above shall be removed upon the conversion of Shares or exercise of Warrants represented by such certificates at any time after the Underlying Shares Registration Statement has been declared effective under the Securities Act or upon any resale of Underlying Shares or Warrant Shares pursuant to an effective registration statement under the Securities Act or sooner if, in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The certificates representing the Shares, Warrants, Underlying Shares or Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the applicable securities laws, such legends are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide the Purchaser, upon request, with a substitute stock certificate or certificates or warrant certificates, free from such legend at such time as such legend is no longer applicable. The Purchaser agrees that, in connection with any transfer of Shares, Warrants, Underlying Shares or Warrant Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares, Warrants, Underlying Shares or Warrant Shares.

                  Section 4.2. STOP TRANSFER INSTRUCTION. The Purchaser agrees that the Company shall be entitled to make a notation on its records and give instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth in Section 4.1 above.

                  Section 4.3. FURNISHING OF INFORMATION. For so long as the Purchaser owns Shares, Warrants, Underlying Shares or Warrant Shares, the Company covenants to timely file (or obtain valid extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

                  Section 4.4. NOTICE OF CERTAIN EVENTS. The Company shall (i) advise the Purchaser promptly after obtaining knowledge thereof, and, if requested by the Purchaser, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares, Warrant Shares or Underlying Shares or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Materials untrue or that requires the making of any additions to or changes in the Disclosure Materials in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Shares, Warrant Shares or Underlying Shares or the Common Stock under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Shares, Warrant Shares or Underlying Shares or the Common Stock under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  Section 4.5. COPIES AND USE OF DISCLOSURE MATERIALS. The Company shall furnish the Purchaser, without charge, as many copies of the Disclosure Materials, and any amendments or supplements thereto, as the Purchaser may reasonably request. The Company consents to the use of the Disclosure Materials, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Shares, the Warrant Shares or the

Underlying Shares other than pursuant to an effective registration statement.

                  Section 4.6. MODIFICATION TO DISCLOSURE MATERIALS. If any event shall occur as a result of which, in the reasonable judgment of the Company, it becomes necessary or advisable to amend or supplement the Disclosure Materials in order to make the statements therein, in the light of the circumstances at the time the Disclosure Materials were delivered to the Purchaser, not misleading, or if it is necessary to amend or supplement the Disclosure Materials to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to the Disclosure Materials so that (i) as so amended or supplemented the Disclosure Materials will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to Purchaser, not misleading and (ii) the Disclosure Materials will comply in all material respects with applicable law.

                  Section 4.7. BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Company shall qualify the Shares, the Warrants, the Warrant Shares and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may reasonably request and to continue such qualification at all times through the third anniversary of the Closing Date; PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

                  Section 4.8. INTEGRATION. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrant Shares or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrant Shares or Underlying Shares to the Purchaser.

                  Section 4.9. FURNISHING OF RULE 144A MATERIALS. The Company shall, for so long as any of the Shares, Warrants, Warrant Shares or Underlying Shares remain outstanding and during any period in which it is not subject to
Section 13 or 15(d) of the Exchange Act, make available to any registered holder of Shares or Underlying Shares in connection with any sale thereof and any prospective purchaser of such Shares, Warrants, Warrant Shares or Underlying Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities Act: a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.

                  Section 4.10. SOLICITATION MATERIALS. The Company shall not
(i) distribute any offering materials in connection with the offering and sale of the Shares, Warrants, Warrant Shares or Underlying Shares other than the Disclosure Materials and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Shares, Warrants, Warrant Shares or Underlying Shares by means of any form of general solicitation or advertising.

                  Section 4.11. SUBSEQUENT FINANCIAL STATEMENTS. The Company shall furnish to the Purchaser, promptly after they are filed with the Commission, a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Materials.

                  Section 4.12. RIGHT OF FIRST REFUSAL; CERTAIN CORPORATE ACTIONS. (a) The Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant or any option to purchase or other disposition) of any of its or its Affiliates equity or equity equivalent securities (a "SUBSEQUENT SALE") for a period of 180 days after the Closing Date, except (i) upon conversion of any of the Preferred Stock or exercise of any of the Warrants, (ii) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (iii) pursuant to subscriptions, warrants, options, convertible securities or other rights which are outstanding on the Closing Date, (iv) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its Subsidiaries of all or substantially all of the stock or assets of any other entity, (v) pursuant to a primary registered public offering under the Securities Act, (vi) pursuant to the exercise of options or purchase rights to purchase Common Stock granted to employees, consultants and directors of the Company pursuant to any stock purchase, stock option or employee stock bonus plan approved by the Board of Directors, (vii) securities issued to equipment lessors or institutional lenders in connection with lease of corporate equipment or borrowings by the Company as approved by the Company's Board of Directors, and (viii) upon the exercise of any right other than a right to purchase securities which was not itself in violation of the terms of this paragraph, unless (A) the Company delivers to the Purchaser a written notice (the "SUBSEQUENT FINANCING NOTICE") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the identity of the Persons who proposes to provide such Subsequent Financing and the amount of proceeds intended to be raised thereunder and (B) the Purchaser shall not have notified the Company by 5:00 p.m. (Eastern Time) on the tenth Business Day after its receipt of the Subsequent Financing Notice of its willingness to enter into good faith negotiations to provide (or to cause its sole designee to provide) financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If the Purchaser shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser shall again have the right of first refusal set forth above in this paragraph (a), subject to the exceptions set forth above in this paragraph (a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within 90 days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

                  (b) For as long as Preferred Stock or Warrants outstanding, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, (i) amend its Restated Articles of Organization, bylaws or other charter documents so as to adversely affect any rights provided in the Transaction Documents to the Preferred Stock and the Warrants; (ii) split, combine or reclassify its outstanding capital stock; (iii) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Junior Securities (as defined in the Statement of Rights and Preferences); or (iv) enter into any agreement with respect to any of the foregoing.

                  Section 4.13. PURCHASER OWNERSHIP OF COMMON STOCK. The Purchaser may not use its ability to convert Shares hereunder or under the terms of the Statement of Rights and Preferences or to use its ability to acquire Shares of Common Stock upon exercise of the Warrants to the extent that such conversion or exercise would result in the Purchaser owning more than 4.9% of the outstanding shares of the Common Stock. The Company shall, promptly upon its receipt of a Holder Conversion Notice tendered by the Purchaser (or its designee) under the Statement of Rights and Preferences, and upon its receipt of a notice of exercise under the terms of the Warrants notify the Purchaser of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares and Warrant Shares which would be issuable to the Purchaser (or its designee, as the case may be) if the conversion requested in such Conversion Notice and the exercise requested in such notice of exercise were effected in full, whereupon, notwithstanding anything to the contrary set forth in the Statement of Rights and Preferences, the Purchaser shall revoke such conversion or exercise to the extent that it determines that such conversion or exercise would result in the Purchaser owning in excess of 4.9% of such outstanding shares of Common Stock.

                  Section 4.14. AVAILABILITY OF COMMON STOCK. The Company has reserved 1,820,588 shares of authorized and unissued Common Stock at all times to provide for converting all of the Shares and exercising all of the Warrants. If at any time the Company does not have reserved 1,820,588 shares, the Company, at the option of the holders of Preferred Stock, shall redeem all Shares and Underlying Shares then held by such holders, pursuant to SECTION 4.16 hereto.

                  Section 4.15. LISTING OF UNDERLYING SHARES AND WARRANT SHARES. Prior to the Closing, the Company shall have filed an additional listing application with the Nasdaq National Market (and each other national securities exchange on which the Common Stock is then listed) for the listing of the Underlying Shares and the Warrant Shares. The Company shall, as promptly as possible, take all steps necessary to cause the Underlying Shares and Warrant Shares to be approved for listing in the Nasdaq National Market (and each other national securities exchange or market on which the Common Stock is then listed), and shall provide to the Purchaser evidence of such listing when approved and shall maintain the listing of its Common Stock on such exchange.

                  Section 4.16. PURCHASER'S RIGHTS IF TRADING IN COMMON STOCK IS SUSPENDED OR DELISTED. In the event that at any time within the three-year period after the Closing Date trading in the shares of the Common Stock is suspended, or if the Common Stock shall not listed for trading, on the Nasdaq National Market (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information and other than a suspension of trading on the Nasdaq National Market if the Common Stock is listed for trading, and not suspended, on the Nasdaq SmallCap Market within one Business Day after such suspension) for more than ten days, at the Purchaser's option exercisable by written notice to the Company, the Company shall redeem all Shares and all Underlying Shares then held by such Purchaser, at an aggregate purchase price equal to (A) the product of the average Per Share Market Value for the five Trading Days immediately preceding the day of such notice multiplied by the number of shares of Common Stock into which the Shares to be purchased are then convertible and exercisable (or in the case of Underlying Shares, the number of Underlying Shares to be purchased), plus (B) interest on such amount accruing from the 7th day after such notice at the rate of 15% per annum.

                  Section 4.17. NO VIOLATION OF APPLICABLE LAW. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Shares or Underlying Shares otherwise required under the Transaction Documents or the Statement of Rights and Preferences would be prohibited by the relevant provisions of the Massachusetts Business Corporation Law, such redemption shall be effected as soon as it is permitted under such law; PROVIDED, however, that, interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.16 during any such period.

                  Section 4.18. REDEMPTION RESTRICTIONS. Notwith standing any provision of this Agreement to the contrary, if any redemption of Shares or Underlying Shares otherwise required under this Agreement would be prohibited in the absence of consent from any lender of the Company or of any Subsidiary, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required. Interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 4.16 until such consent is obtained. Nothing contained in this Section shall be construed as a waiver by the Purchaser of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

                  Section 4.19. NOTICE OF BREACHES. Each of the Company and the Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in the Transaction Documents, as well as any events or occurrences arising after the date hereof and prior to the Closing Date, which could reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein or therein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the other Transaction Documents. Neither the Company, any Subsidiary nor the Purchaser will take, or agree to commit to take, any action that is intended to make any representation or warranty of the Company or the Purchaser, as the case may be, contained herein or in the other Transaction Documents or in the Statement of Rights and Preferences inaccurate in any respect at the Closing Date.

         Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares and Warrants a copy of any written statement in support of or relating to such claim or notice.

                  Section 4.20. CONVERSION PROCEDURES. EXHIBIT D attached hereto sets forth the procedures with respect to the conversion of the Shares, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.

                  Section 4.21. THE WARRANTS. At the Closing, the Company will issue warrants to purchase an aggregate of 350,000 shares of Common Stock as follows: (i) to the Purchaser three Common Stock purchase warrants, each in the form of EXHIBIT E(1)

(the "SOUTHBROOK WARRANTS"), pursuant to which Purchaser shall have the right at any time thereafter through the Expiration Date (as such term is defined in each of the Southbrook Warrants) thereof, to acquire an aggregate of 262,500 shares of Common Stock at the Exercise Price (as such term is defined in each of the Southbrook Warrants) per share, and (ii) to Brown Simpson three Common Stock purchase warrants, each in the form of EXHIBIT E(2) (the "BROWN SIMPSON WARRANTS"), pursuant to which Brown Simpson shall have the right at any time thereafter through the Expiration Date (as such term is defined in each of the Brown Simpson Warrants) thereof, to acquire an aggregate of 87,500 shares of Common Stock at the Exercise Price (as such term is defined in each of the Brown Simpson Warrants) per share. The Brown Simpson Warrants represent a portion of the aggregate warrants which will be issued to the Purchaser as contemplated hereby and will be assigned and transferred simultaneously with the Closing by the Purchaser to Brown Simpson. The Southbrook Warrants and the Brown Simpson Warrants are collectively known as the "WARRANTS."


                                   ARTICLE V.

                         CONDITIONS PRECEDENT TO CLOSING
                         -------------------------------

                  Section 5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase the Shares is subject to the satisfaction or waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

                  (a) LEGAL OPINION. The Purchaser shall have received the legal opinion, addressed to it and dated the Closing Date, of Foley, Hoag & Eliot, counsel for the Company, substantially in the form of EXHIBIT C;

                  (b) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein and in the Registration Rights Agreement (except as such representations and warranties relate to the Brown Simpson Warrants) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time;

                  (c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents and the Statement of Rights and Preferences to be performed, satisfied or complied with by the Company at or prior to the Closing;

                  (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (e) NO MATERIAL ADVERSE EFFECT. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q, no event which in the judgment of the Purchaser has or could have a Material Adverse Effect and no material adverse change in the financial condition or business of the Company shall have occurred which is not disclosed in the Disclosure Materials (the Purchaser may consider changes in stock price in determining whether any such event or change has occurred);

                  (f) NO PROHIBITIONS. The purchase of and payment for the Shares (and upon conversion thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Purchaser to any penalty, or in its judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Purchaser of the purchase of the Shares or the Underlying Shares (PROVIDED, HOWEVER, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement);

                  (g) COMPANY CERTIFICATES. The Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Restated Articles of Organization, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents, the Statement of Rights and Preferences and the issuance and sale of the Shares, Warrants, Warrant Shares and the Underlying Shares and
(ii) the incumbency of officers executing the Transaction Documents;

                  (h) REGISTRATION RIGHTS AGREEMENT. The Company shall have executed the Registration Rights Agreement;

                  (i) NO SUSPENSIONS OF TRADING IN COMMON STOCK. Trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq National Market or any other national securities exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration at the direction of the Company solely to permit dissemination of material information regarding the Company);

                  (j) LISTING OF COMMON STOCK. The Common Stock shall have at all times between the date hereof and the Closing Date been, and on the Closing Date be, listed for trading on the Nasdaq National Market;

                  (k) LISTING OF UNDERLYING SHARES AND WARRANT SHARES. An additional listing application for the listing of 1,470,588 Underlying Shares and 350,000 Warrant Shares for trading on the Nasdaq National Market shall have been filed by the Company with the National Association of Securities Dealers;

                  (l) REQUIRED APPROVALS. All Required Approvals shall have been obtained;

                  (m) DELIVERY OF STOCK CERTIFICATES AND WARRANTS. The Company shall have (i) delivered to or at direction of the Purchaser the stock certificate(s) representing the Shares and the Southbrook Warrants, registered in the name of the Purchaser, each in form satisfactory to the Purchaser and
(ii) delivered to or at direction of Brown Simpson the Brown Simpson Warrants;

                  (n) SHARES OF COMMON STOCK. On the Closing Date, the Company shall have duly reserved for issuance to the Purchaser 1,470,588 Underlying Shares and 350,000 Warrant Shares;

                  (o) STATEMENT OF RIGHTS AND PREFERENCES. The Statement of Rights and Preferences shall have been duly filed with the Secretary of State of The Commonwealth of Massachusetts, and the Company shall have delivered proof of such filing to the Purchaser, reasonably satisfactory to it; and

                  (p) FORM S-3 ELIGIBILITY. The Company shall be eligible to register securities for resale under Form S-3 promulgated under the Securities Act.

                  Section 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue and sell the Shares hereunder is subject to the satisfaction or waiver by the

Company, at or prior to the Closing, of each of the following conditions:

                  (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

                  (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

                  (c) NO PROHIBITIONS. The sale of the Shares (and upon conversion thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Company to any penalty, or in its reasonable judgment, any other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the sale of Shares or the Underlying Shares to the Purchaser (PROVIDED, HOWEVER, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement); and

                  (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.


                                   ARTICLE VI.

                                   TERMINATION
                                   -----------

                  Section 6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to Closing by the mutual consent of the Company and the Purchaser.

                  Section 6.2. TERMINATION BY THE COMPANY OR THE PURCHASER. This Agreement may be terminated prior to Closing by either the Company or the Purchaser, by giving written notice of such termination to the other party, if:

                  (a) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

                  (b) there shall have been an amendment to Regulation D or an interpretive release promulgated or issued thereunder, which, in the judgment of the terminating party, would materially adversely affect the transactions contemplated hereby and by the other Transaction Documents.

                  Section 6.3. TERMINATION BY THE COMPANY. This Agreement may be terminated prior to Closing by the Company, by giving written notice of such termination to the Purchaser, if the Purchaser has materially breached any representation, warranty, covenant or agreement contained in the Transaction Documents and such breach is not cured within five Business Days following receipt by the Purchaser of notice of such breach.

                  Section 6.4. TERMINATION BY THE PURCHASER. This Agreement may be terminated prior to Closing by the Purchaser, by giving written notice of such termination to the Company, if:

                  (a) the Company has breached any representation, warranty, covenant or agreement contained in the Transaction Documents or the Statement of Rights and Preferences and such breach is not cured within five Business Days following receipt by the Company of notice of such breach;

                  (b) there has occurred an event since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q which in the Purchaser's judgment has or could have a Material Adverse Effect and which is not disclosed in the Disclosure Materials;

                  (c) trading in the Common Stock has been suspended by the Commission or the Nasdaq National Market or other national securities exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company); or

                           (d)  the Common Stock shall have failed to be
listed for trading on the Nasdaq National Market and the Purchaser shall have exercised its termination right herein provided within 10 Business Days of obtaining knowledge of such delisting.


                                  ARTICLE VII.

                                  MISCELLANEOUS
                                  -------------

                  Section 7.1. FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as provided in the Registration Rights Agreement and except that the Company shall reimburse the Purchaser $10,000 for its legal fees and disbursements. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares (and upon conversion thereof, the Underlying Shares) and the Warrants (and upon exercise thereof, the Warrant Shares) pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay
(i) all costs, expenses, fees and all taxes incident to and in connection with:
(A) the preparation, printing and distribution of the Disclosure Materials and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (B) the issuance and delivery of the Shares and the Warrants and, upon conversion of the Shares, the Underlying Shares and upon exercise of the Warrants, the Warrant Shares, (C) the qualification of the Shares and the Warrants and, upon conversion of the Shares, the Underlying Shares and upon exercise of the Warrants, the Warrant Shares for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Purchasers' counsel relating to such registration or qualification), (D) furnishing such copies of the Disclosure Materials and all amendments and supplements thereto, as may reasonably be requested for use in connection with resales of the Shares and the Warrants and, upon conversion of the Shares, the Underlying

Shares and upon exercise of the Warrants, the Warrant Shares, and (E) the preparation of certificates for the Shares and the Warrants and, upon conversion of the Shares, the Underlying Shares and upon exercise of the Warrants, the Warrant Shares (including, without limitation, printing and engraving thereof),
(ii) all fees and expenses of the counsel and accountants of the Company and
(iii) all expenses and listing fees in connection with the application for quotation of the Underlying Shares and the Warrant Shares in the Nasdaq National Market.

                  Section 7.2. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits, and Schedules hereto, and the Registration Rights Agreement, the Statement of Rights and Preferences and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                  Section 7.3. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:      Cayenne Software, Inc.
                                          8 New England Executive Park
                                          Burlington, MA  01803
                                          Facsimile No.:
                                          Attention: Frederick H. Phillips

                  With copies to:         Foley, Hoag & Eliot
                                          One Post Office Square
                                          Boston, MA  02109
                                          Facsimile No.: (617) 832-7000
                                          Attention: David W. Walker

                  If to the Purchaser:    Southbrook International
                                           Investments, Ltd.
                                          c/o Trippoak Advisors, Inc.
                                          630 Fifth Avenue
                                          Suite 2000
                                          New York, New York  10111
                                          Facsimile: (212) 332-3256
                                          Attention: Robert L. Miller


                  With copies to:         Robinson Silverman Pearce Aronsohn
                                            & Berman LLP
                                          1290 Avenue of the Americas
                                          New York, NY  10104
                                          Facsimile No.:  (212) 541-4630
                                          Attn: Eric L. Cohen

                                      -and-

                                          Brown Simpson, LLC
                                          Carnegie Hall Tower
                                          152 West 57th Street, 40th Floor
                                          New York, NY  10019
                                          Facsimile: (212) 247-1329
                                          Attention: James R. Simpson

or such other address as may be designated in writing hereafter, in the same manner, by such person.

                  Section 7.4. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section 7.5. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 7.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that the Purchaser may assign its rights hereunder and under the Registration Rights Agreement to an Affiliate thereof, provided, that such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 3.2 herein. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

                  Section 7.7. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that the representations, warranties and other agreements contained herein of the Company are intended for the benefit of and may be relied upon and enforced by Brown Simpson to the extent such representations, warranties and agreements relate to the Warrants.

                  Section 7.8. GOVERNING LAW; ARBITRATION. (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                  (b) All disputes between the parties hereto arising under the terms of this Agreement and the other Transaction Documents shall be arbitrated in New York City under the rules of the American Arbitration Association then in effect in the City of New York. Judgment on any award made by the arbitrators hereunder may be rendered in any court having jurisdiction. The parties consent to the nonexclusive jurisdiction of the State and Federal Courts sitting in New York County, New York, in connection with the enforcement of such award. The parties agree to keep confidential any materials, documents and other information that is disclosed in connection with any arbitration proceeding.

                  Section 7.9. SURVIVAL. The representations and warranties of the Company and the Purchaser contained in ARTICLE III and the agreements and covenants of the parties contained in ARTICLE IV and this ARTICLE VII shall survive the Closing (or any earlier termination of this Agreement) and any conversion of Shares and exercise of Warrants hereunder.

                  Section 7.10. COUNTERPART SIGNATURES. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  Section 7.11. PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

                  Section 7.12. SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                  Section 7.13. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder with respect to the subsequent transfer of Shares, Warrants, Warrant

Shares and Underlying Shares. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                         Company:

                                         CAYENNE SOFTWARE, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                         SOUTHBROOK INTERNATIONAL
                                         INVESTMENTS, LTD.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       Exhibit D
                                                                       ---------

                [To be provided by Company prior to the Closing]


                                      E-52